Press Release    Source: MSSI-TeleScience International Inc.

MSSI-TeleScience International Announces Contract with
California State Dept. Of Corrections for Contract Nursing Staff
Wednesday October 29, 7:52 am ET

TeleScience Medical Division Extends 10 Year Client Relationship


VIENNA, Va., Oct. 29 /PRNewswire-FirstCall/ -- MSSI-
TeleScience International Inc., (OTC Bulletin Board: MSSI -
News), a provider of medical personnel to state and federal government agencies, announced today that the Medical
Staffing Division has been awarded a contract to provide nursing staff to the California State Department of Corrections. This extends the current contractual relationship with this state agency to ten consecutive years. The contract has an annual estimated value of approximately $2.5 million.

The Medical Staffing Division's largest singular customer in the system is California Men's Colony (CMC), a medium-security corrections facility in San Luis Obispo. At that location, the Company has 40 employees on either a full-time or part-time basis. As part of the contract award, the Company also provides licensed vocational nurses to supplement the registered nursing team currently in place. "We are excited to continue our successful working relationship with the California State Department of Corrections into its tenth year, " said Dr. B.B. Sahay, President and CEO. "It is a tribute to our reliability, consistency and ability to effectively identify and deliver in a timely fashion the types of skilled medical talent they have required over the years that enables us to continue to serve and to grow this long-standing business relationship." CMC is one of four prisons in the California Department of Corrections system with a complete hospital suite.

TeleScience contract nurses perform duties in the surgery units as well as in clinics throughout the facility.

About the Company
MSSI-TeleScience International is a provider of medical personnel to state and federal government agencies, primarily hospital and medical facilities. The Company also operates a Homeland Security division that provides emergency equipment, decontamination products, vehicles and supplies to state and local governments. Additionally, the Company's Technology Services division provides systems integration and technology services to the federal government.

Founded in 1987, TeleScience International has grown every year since its inception and reported unaudited revenues of approximately $6 million for the first eight months of its current fiscal year. The Company has over 200 employees operating in 24 states.

For information on the Company, visit the website at www.mssi-intl.com. Shareholders are requested to log onto the shareholder registration form on the Company website in order to be placed on the mailing list for future information. The Company headquarters is located at 8150
Leesburg Pike, Suite 1200, Vienna VA 22182.


Legal Notice Regarding Forward-Looking Statements: "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. TeleScience disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the information technology and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies.



Source: MSSI-TeleScience International Inc.